As filed with the Securities and Exchange Commission on July 19, 2005.
Registration No. 333-121086

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective
Amendment No. 7
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Consolidated Communications Illinois Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	4813	02-0636095
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

121 South 17th Street
Mattoon, Illinois 61938-3987
(217) 235-3311
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Steven L. Childers
Chief Financial Officer
121 South 17th Street
Mattoon, Illinois 61938-3987
(217) 235-3311
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Alexander A. Gendzier, Esq. King & Spalding llp 1185 Avenue of the Americas New York, New York 10036 (212) 556-2100	Gary A. Brooks, Esq. Cahill Gordon & Reindel llp 80 Pine Street New York, New York 10005 (212) 701-3000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Class of	Aggregate	Amount of
Securities to be Registered	Offering Price(1)(2)	Registration Fee

Common Stock, $0.01 par value per share	$400,000,000	$50,680

(1)	Includes shares to be sold upon exercise of underwriters’ over-allotment option.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The purpose of this amendment is solely to file certain exhibits. No changes have been made to the prospectus that forms Part I of this registration statement or other sections of Part II. Accordingly, they have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.
      A list of exhibits filed with this registration statement is in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 7 to this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on the 19th day of July, 2005.

Consolidated Communications Illinois Holdings, Inc.

By:	/s/ Robert J. Currey

Name: Robert J. Currey
Title: President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to this registration statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert J. Currey Robert J. Currey	Director and Chief Executive Officer (Principal Executive Officer)	July 19, 2005

/s/ Steven L. Childers Steven L. Childers	Chief Financial Officer (Principal Financial and Accounting Officer)	July 19, 2005

* Richard A. Lumpkin	Chairman of the Board of Directors	July 19, 2005

* Kevin J. Maroni	Director	July 19, 2005

* Mark A. Pelson	Director	July 19, 2005
      Steven L. Childers, by signing his name hereto, does sign and execute this Amendment No. 7 to this registration statement on Form S-1 on behalf of each of the above named officers and directors of the registrant on this 19th day of July, 2005, pursuant to powers of attorney executed on behalf of each of such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Steven L. Childers

Steven L. Childers
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.		Description

1.1		Form of Underwriting Agreement
2	.1*	Stock Purchase Agreement, dated January 15, 2004, between Pinnacle One Partners, L.P. and Consolidated Communications Acquisitions Texas Corp. (f/k/a Homebase Acquisition Texas Corp.)
2.2		Form of Reorganization Agreement among Consolidated Communications Illinois Holdings, Inc., Consolidated Communications Texas Holdings, Inc., Homebase Acquisition, LLC, and the equity holders named therein
3.1		Form of Amended and Restated Certificate of Incorporation
3.2		Form of Amended and Restated Bylaws
4.1		Specimen Common Stock Certificate
4	.2*	Indenture, dated April 14, 2004, by and among Consolidated Communications Illinois Holdings, Inc., Consolidated Communications Texas Holdings, Inc., Homebase Acquisition, LLC and Wells Fargo Bank, N.A., as Trustee, with respect to the 9 3/4% Senior Notes due 2012
4	.3*	Form of 9 3/4% Senior Notes due 2012
4	.4*	Registration Rights Agreement, dated April 14, 2004, among Consolidated Communications Illinois Holdings, Inc., Consolidated Communications Texas Holdings, Inc., Homebase Acquisition, LLC and Credit Suisse First Boston LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
5	.1*	Opinion of King & Spalding LLP
10	.1*	Second Amended and Restated Credit Agreement, dated February 23, 2005, among Consolidated Communications Illinois Holdings, Inc., as Parent Guarantor, Consolidated Communications, Inc. and Consolidated Communications Acquisition Texas, Inc., as Co-Borrowers, the lenders referred to therein and Citicorp North America, Inc., as Administrative Agent
10	.2*	Amendment No. 1, dated April 22, 2005, to the Second Amended and Restated Credit Agreement, dated as of February 23, 2005, and Waiver under the Existing Credit Agreement among Consolidated Communications Illinois Holdings Inc., Consolidated Communications, Inc., Consolidated Communications Acquisition Texas, Inc., the lenders referred to therein and Citicorp North America, Inc.
10	.3*	Amendment No. 2, dated as of June 3, 2005, to the (i) Credit Agreement dated as of April 14, 2004, as amended and restated as of October 22, 2004 and (ii) the Second Amended and Restated Credit Agreement, dated as of February 23, 2005, as amended on April 22, 2005, among Homebase Acquisition, LLC, Consolidated Communications Illinois Holdings, Inc., Consolidated Communications Texas Holdings, Inc., Consolidated Communications, Inc., Consolidated Communications Acquisition Texas, Inc., the lenders referred to therein and Citicorp North America, Inc.
10	.4*	Form of Amended and Restated Pledge Agreement, among Consolidated Communications Holdings, Inc., Consolidated Communications, Inc., Consolidated Communications Acquisition Texas, Inc., the subsidiary guarantors named therein and Citicorp North America, Inc., as Collateral Agent
10	.5*	Form of Amended and Restated Security Agreement, among Consolidated Communications Holdings, Inc., Consolidated Communications, Inc., Consolidated Communications Acquisition Texas, Inc., the subsidiary guarantors name therein and Citicorp North America, Inc., as Collateral Agent
10	.6*	Form of Amended and Restated Guarantee Agreement, among Consolidated Communications Holdings, Inc., Consolidated Communications Acquisition Texas, each subsidiary of each of Consolidated Communications, Inc. and Consolidated Communications Acquisition Texas, Inc. signatory thereto and Citicorp North America, Inc., as Administrative Agent

Exhibit
No.		Description

10	.7*	Lease Agreement, dated December 31, 2002, between LATEL, LLC and Consolidated Market Response, Inc.
10	.8*	Lease Agreement, dated December 31, 2002, between LATEL, LLC and Illinois Consolidated Telephone Company
10	.9*	Master Lease Agreement, dated February 25, 2002, between General Electric Capital Corporation and TXU Communications Ventures Company
10	.10*	Amendment No. 1 to Master Lease Agreement, dated February 25, 2002, between General Electric Capital Corporation and TXU Communications Ventures Company, dated March 18, 2002
10.11		Amended and Restated Consolidated Communications Holdings, Inc. Restricted Share Plan
10.12		Form of 2005 Long-term Incentive Plan
21	.1*	List of Subsidiaries of Registrant
23	.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23	.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23	.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23	.4*	Consent of King & Spalding LLP (included in Exhibit 5.1)
24	.1*	Powers of Attorney
99	.1*	Consent of Jack W. Blumenstein as a director nominee
99	.2*	Consent of Roger H. Moore as a director nominee
99	.3*	Consent of Maribeth S. Rahe as a director nominee

*	Previously filed

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